QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2004 relating to the financial statements of Corporate Office Properties Trust, which appears in Corporate Office Properties Trust's Annual Report on Form 10-K for the year ended December 31, 2003.

        We also consent to the incorporation by reference in this Registration Statement of our reports dated (i) March 16, 2004 relating to the historical summary of revenue and certain expenses of Wildewood and Exploration/Expedition Office Parks and (ii) March 29, 2004 relating to the historical summary of revenue and certain expenses of 400 Professional Drive, all of which appear in Corporate Office Properties Trust's Current Report on Form 8-K filed on April 13, 2004.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, MD
August 10, 2004

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM